Exhibit 1.01

ZIMMER BIOMET HOLDINGS, INC.

Conflict Minerals Report

For the Reporting Period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (this “Report”) of Zimmer Biomet Holdings, Inc. (“Zimmer Biomet,” the “Company,” “we,” “our” or “us”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2017 to December 31, 2017.

The Rule imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose products contain cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (collectively, “conflict minerals”) that are necessary to the functionality or production of their products (such minerals are referred to as “necessary conflict minerals”). For products which contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country. If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary conflict minerals contained in its products originated or may have originated in the DRC or an adjoining country and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence on the source and chain of custody of the necessary conflict minerals contained in those products.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, we are not required to describe any of our products as “DRC conflict free” or “having not been found to be ‘DRC conflict free,’” and, therefore, we make no conclusion in this regard in this Report. Furthermore, given that we have not voluntarily elected to describe any of our products as “DRC conflict free,” an independent private sector audit of this Report has not been conducted.

Company and Products Overview

We are a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial (“CMF”) and thoracic products; dental implants; and related surgical products. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Our primary customers include orthopaedic surgeons, neurosurgeons, oral surgeons and other specialists, dentists, hospitals, stocking distributors, healthcare dealers and, in their capacity as agents, healthcare purchasing organizations or buying groups, making Zimmer Biomet the final step in the supply chain prior to these products reaching the end customer.

Our orthopaedic reconstructive devices include knee and hip implants that are used to replace joints that have deteriorated as a result of disease (principally osteoarthritis) or injury. Our sports medicine products are designed primarily for the repair of soft tissue injuries and are most commonly used in knee and shoulder procedures. Our biologics products are used as early intervention solutions for joint preservation or to support surgical procedures. Our foot and ankle and extremities products are designed to treat arthritic conditions and fractures in the foot, ankle, shoulder, elbow and wrist. Our CMF and thoracic products include face and skull reconstruction products as well as products that fixate and stabilize the bones of the chest in order to facilitate healing or reconstruction after open heart surgery, trauma or for deformities of the chest. Our spine products include pedicle screw, cervical plate and fixation systems. Our trauma products include internal fixation devices, such as plates, screws, nails, wires and pins, as well as external fixation systems. Our dental products include dental reconstructive implants and dental prosthetic and regenerative products. Our surgical products include tourniquet systems, wound debridement devices, fluid waste management systems and surgical power systems.

Reasonable Country of Origin Inquiry

Our reasonable country of origin inquiry is discussed in the Specialized Disclosure Report on Form SD to which this Report is attached as an exhibit.

Due Diligence Framework

We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for gold and for tin, tantalum and tungsten.

Due Diligence Measures Undertaken

We are a downstream consumer of necessary conflict minerals. In most cases, there are several third parties in the supply chain between the original source of these minerals and us. We do not purchase necessary conflict minerals directly from mines, smelters or refiners; therefore, we rely on our suppliers to provide information regarding the origin of these minerals. We believe smelters and refiners are best situated to identify the sources of conflict minerals, and, therefore, we have taken steps to identify the smelters and refiners of necessary conflict minerals in our supply chain.

Step 1: Establish company management systems

We undertook the following measures to establish management systems to address compliance with the Rule:

•	Established a cross-functional conflict minerals project team to direct the overall efforts of our conflict minerals compliance program.

•	Adopted a policy statement on conflict minerals, communicated it to suppliers and published it on our Company’s website at www.zimmerbiomet.com/corporate/suppliers.html. Our policy statement provides, among other things, that we expect our suppliers to source conflict minerals from socially responsible sub-tier suppliers and manufacturers and to undertake reasonable due diligence within their supply chains to determine the origin of the conflict minerals contained in materials and products supplied to us.

•	Reinforced our expectations of our suppliers via our Zimmer Biomet Code of Supplier Conduct, available at www.zimmerbiomet.com/corporate/suppliers.html, which sets forth important legal, ethical, behavioral and other requirements for our suppliers, including our policy statement on conflict minerals.

•	Developed a grievance mechanism to allow parties to contact us with conflict minerals-related questions or concerns via email at conflictminerals@zimmerbiomet.com or via our Corporate Compliance Hotline website, www.zimmerbiomet.ethicspoint.com.

•	Engaged with suppliers, including notifying them in writing that we are subject to disclosure obligations under the Rule relating to the sources of necessary conflict minerals used in our products, that we must collect important supply chain data from them and that we expect their cooperation in providing such information in a timely manner.

•	Leveraged materials, including a Conflict Minerals Reporting Template, created and made available by the Responsible Mineral Initiative (formerly the Conflict-Free Sourcing Initiative), which supports the responsible sourcing of minerals through the Responsible Minerals Assurance Process (“RMAP”).

•	Included updated terms and conditions in supplier contracts that address suppliers’ obligations to provide us with information pertaining to the origin of any necessary conflict minerals in materials or components supplied to us.

•	Provided suppliers with opportunities for training and links to educational websites related to conflict minerals.

Step 2: Identify and assess risks in the supply chain

We took the following measures to identify risks in our supply chain:

•	Surveyed suppliers providing materials or components necessary to the production and/or functionality of our products. Suppliers were asked to provide information based on the Conflict Minerals Reporting Template through the use of iPoint’s Conflict Minerals Platform. This survey was sent to 540 suppliers globally.

•	Conducted training sessions for suppliers on the use of iPoint’s Conflict Minerals Platform.

•	Reviewed and assessed survey responses. We followed up with suppliers whose responses were incomplete or appeared to report inconsistent information.

•	When a supplier response stated that conflict minerals were sourced from the DRC or an adjoining country and identified the smelter involved, we compared the identified smelter (even though the supplier had not confirmed that the conflict minerals were used in the materials supplied to us) against the RMAP Conformant Smelters List to confirm the smelter or refiner in question was identified as having undergone an assessment through the RMAP or industry equivalent program and was validated to be in conformance with the protocols.

Step 3: Design and implement a strategy to respond to identified risks

We designed and implemented strategies to respond to identified risks, including the following:

•	Where applicable, we sent follow-up communications to suppliers that provided incomplete or inconsistent survey responses. We requested suppliers submitting letters of conflict “status” to complete our survey to collect additional relevant information.

•	Suppliers who received one of these follow-up communications were directed to our policy statement on conflict minerals, as well as conflict minerals training and education materials. Suppliers were asked to review the materials and provide updated information in a timely manner.

•	Suppliers who did not respond to our initial survey were sent escalation communications requesting that they respond to the survey and provide the requested information. Several unresponsive suppliers were engaged directly by our Sourcing personnel to advise them to complete our requested survey to the best of their ability.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

As previously noted, we are a downstream consumer of the necessary conflict minerals in our products and are many steps removed from smelters and refiners who provide minerals and ores. As such, we do not perform or direct audits of smelters and refiners within the supply chain. Our due diligence efforts rely on cross-industry initiatives to conduct smelter and refiner due diligence and independent third-party audits, such as those led by the Responsible Minerals Initiative, including the RMAP.

Step 5: Report annually on supply chain due diligence

A copy of our Specialized Disclosure Report on Form SD, along with a copy of this Conflict Minerals Report, which is attached to the Form SD as Exhibit 1.01, is available on our website at www.zimmerbiomet.com (in the “Investor Relations” section under the “Financial Information” caption and “SEC Filings” sub-caption).

Due Diligence Results

We surveyed 540 suppliers globally that we identified may contribute necessary conflict minerals to our products. The survey response rate was approximately 95% for 2017. Of the suppliers who responded, more than 70% reported that conflict minerals are not intentionally added to their products, are not necessary to the production of their products and are not contained in the finished products that they manufacture or contract to manufacture. With respect to the remaining survey respondents, the large majority of suppliers who responded provided data at a company, division or product category level and/or were unable to specify the smelters or refiners that processed conflict minerals in materials or components supplied to us. Appendix A lists the smelters and refiners that the suppliers who responded to our survey reported as being in their supply chains. Only known smelters (those listed in the Conflict Minerals Reporting Template) are included in Appendix A.

With respect to 24 supplier responses that we received that stated that the data provided was specific to materials or components supplied to us:

•	nine reported that the materials or components supplied to us did not contain conflict minerals;

•	three reported that the materials or components supplied to us contained conflict minerals solely from scrap or recycled sources;

•	six reported that the materials or components supplied to us contained conflict minerals that were not sourced from the DRC or an adjoining country;

•	five reported that the materials or components supplied to us contained conflict minerals from unknown sources; and

•	one reported that the materials or components supplied to us contained conflict minerals that were sourced from the DRC or an adjoining country from a smelter that appears on the RMAP Conformant Smelters List, as follows:

Metal	Smelter Name	SmelterCountry	Smelter ID
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105

Efforts to Determine the Mine or Location of Origin

As described above, we are a downstream consumer of necessary conflict minerals. In most cases, there are several third parties in the supply chain between the original source of these minerals and us. Further, the large majority of suppliers who responded to our survey provided data at a company, division or product category level. Where responses were received specific to materials or components supplied to us that contained conflict minerals from other than scrap or recycled sources, only smelter location was provided by the supplier. No mine information was available. As a result, while we were able to determine certain facilities used to process the necessary conflict minerals specific to our products, we were unable to determine the country of origin of the necessary conflict minerals specific to our products. Our due diligence process, described above, reflects our efforts to determine with the greatest specificity the mines or location of origin of the conflict minerals necessary to the functionality or production of products we manufacture or contract to manufacture.

Continuous Improvement Efforts to Mitigate Risk

Due to the complexity of our global supply chain, in 2017 we again engaged iPoint to assist us in collecting, managing, and aggregating conflict minerals information. Going forward, we expect to take the following additional steps, among others, to improve our due diligence measures and to further mitigate the risk that necessary conflict minerals contained in our products may finance or benefit armed groups in the DRC or adjoining countries:

•	Continue to educate our direct suppliers about our reporting obligations related to conflict minerals, and continue to provide our direct suppliers with training and educational materials and website links that they may provide to their own suppliers.

•	Continue to include our policy statement on conflict minerals as part of Sourcing training curriculum.

•	Continue to include our policy statement on conflict minerals in our new supplier onboarding process.

•	Continue to encourage our direct suppliers to implement responsible sourcing and ask them to encourage smelters and refiners to become conformant with the RMAP assessment protocols.

Independent Private Sector Audit

Not applicable.

Appendix A

The following smelters and refiners were reported by our suppliers as being in their supply chains.

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery—Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Codelco	CHILE	CID000284
Gold	Colt Refining	UNITED STATES OF AMERICA	CID000288
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	DaeryongENC	KOREA, REPUBLIC OF	CID000333
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA	CID000392
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Harima Smelter	JAPAN	CID000679
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Heraeus Presious Metals GMBH & CO. KG	GERMANY	CID000711
Gold	Hisikari Mine	JAPAN	CID000724
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kanfort Industrial (Yantai)	CHINA	CID000948
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA	CID001009
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L’Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821
Gold	Metalor Technologies (Hong Kong) Ltd	CHINA	CID001149
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor Technologies Singapore Pte Ltd	SINGAPORE	CID001152
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	N.E. Chemcat	JAPAN	CID001212
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	CHINA	CID001707
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Technic	UNITED STATES OF AMERICA	CID001887
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	YAMAKIN CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Yunnan Copper Industry Co.,Ltd	CHINA	CID000197
Gold	Zhongkuang Gold Industry Co.,LTD	CHINA	CID002214

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Fujian Nanping	CHINA	CID000502
Tantalum	Gannon & Scott	UNITED STATES OF AMERICA	CID000520
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiangxi Yichun	CHINA	CID000880
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	NTET, Thailand	THAILAND	CID001309
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Tantalite Resources	SOUTH AFRICA	CID001879
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Best Metais	BRAZIL	CID000151
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL	CID000196
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	CID000295
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Duta Putra Bangka	INDONESIA	CID000304
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Makmur Jaya	INDONESIA	CID000308
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Da Nang Processing Import and Export Joint Stock	VIET NAM	CID003154
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guangxi Huaxi Group	CHINA	CID000623
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Handok	KOREA, REPUBLIC OF	CID000667
Tin	High Quality Technology Co., Ltd.	CHINA	CID000721
Tin	Huaxi Smelting Co. Ltd	CHINA	CID000756
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jean Goldschmidt International	BELGIUM	CID000835
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001059
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Ming Li Jia smelt Metal Factory	CHINA	CID001177
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nathan Trotter & Co INC.	UNITED STATES OF AMERICA	CID001234
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Nippon Filler Metals Ltd	JAPAN	CID001282
Tin	Nippon Micrometal Corporation	JAPAN	CID001288
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Putra Karya	INDONESIA	CID001412
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Koba Tin	INDONESIA	CID001449
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Singkep Times Utama	INDONESIA	CID002476
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494
Tin	Rahman Hydraulic Tin Sdn Bhd	MALAYSIA	CID001509
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Samhwa non-ferrorus Metal ind.co.ltd	KOREA, REPUBLIC OF	CID001557
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA	CID001606

Metal	Smelter/Refiner Name	Smelter/Refiner Country	Smelter ID
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA	CID001642
Tin	Singapore Asahi Chemical & Solder Industries Pte Ltd	SINGAPORE	CID001744
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	CHINA	CID001845
Tin	Thaisarco	THAILAND	CID001898
Tin	TONGDING METALLIC MATERIAL CO.LTD	CHINA	CID001946
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN, PROVINCE OF CHINA	CID001986
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Westfalenzinn	GERMANY	CID002035
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Wind Yunnan Nonferrous Metals Co., Ltd.	CHINA	CID002043
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA	CID002054
Tin	Yifeng Tin	CHINA	CID002121
Tin	Yokohama Metal Co Ltd	JAPAN	CID002130
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Alldyne Powder Technologies	UNITED STATES OF AMERICA	CID000034
Tungsten	Alta Group	UNITED STATES OF AMERICA	CID000045
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	CID000524
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Hongfei Materials Co.	CHINA	CID000530
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Group	GERMANY	CID000683
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hitachi	JAPAN	CID000730
Tungsten	Hi-Temp	UNITED STATES OF AMERICA	CID000733
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Metallo-Chimique N.V.	BELGIUM	CID001146
Tungsten	Midwest Tungsten Wire Co.	UNITED STATES OF AMERICA	CID001167
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Nippon Steel	JAPAN	CID001292
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Sandvik Material Technology	SWEDEN	CID001565
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA	CID002070
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Zhuzhou Cement Carbide	CHINA	CID002235